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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-1, of our report dated March 6, 2009 relating to the consolidated financial statements of Heritage Oaks Bancorp and subsidiary as of December 31, 2008, 2007 and 2006, and for each of the years in the three year period ended December 31, 2008, and in our same report, with respect to the effectiveness of internal control over financial reporting of Heritage Oaks Bancorp and subsidiary as of December 31, 2008, included its Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the references to our Firm under the heading "Experts" in the Prospectus.

/s/ Vavrinek, Trine, Day & Co., LLP VAVRINEK, TRINE, DAY & CO., LLP

Rancho Cucamonga, California
November 5, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM